EXHIBIT 99.1
FREMONT GENERAL CORPORATION PROVIDES INFORMATION REGARDING
SUSPENSION OF TRADING BY THE NYSE AND PINK SHEETS AVAILABILITY FOR ITS
COMMON STOCK
     (BREA, CALIFORNIA) — April 15, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced today that, as set forth in an April 14, 2008 news release issued by the NYSE Regulation, Inc., trading in the Company’s Common Stock and the 9% Trust Originated Preferred Securities of Fremont General Financing I (“Trust Preferred Securities”) will be suspended by the New York Stock Exchange (the “NYSE”) prior to the opening of trading on Thursday, April 17, 2008.
     Effective as of the suspension of trading, on April 17, 2008, the Company’s Common Stock and the Trust Preferred Securities will be eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. The Company was advised by Financial Industry Regulatory Authority (“FINRA”) that the trading symbol for the Company’s Common Stock and the Trust Preferred Securities on the Pink Sheets will be made available to the Company on Wednesday and the Company will issue another press release at such time informing the public of its trading symbol. Information about the Pink Sheets can be found at www.pinksheets.com.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.

Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
###